Exhibit 10.3

Exhibit 10.3

MDU Resources Group, Inc.
2010 Performance Share Award Opportunity Chart

		Threshold		Target		Maximum
Name	Title	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)	Shares (#)	Dividend Equivalents ($)
Terry D. Hildestad	President and Chief Executive Officer MDU Resources Group, Inc.	4,771	9,017	47,709	90,170	95,418	180,340
Vernon A. Raile1	Executive Vice President, Treasurer and Chief Financial Officer MDU Resources Group, Inc.	–	–	–	–	–	–
Doran N. Schwartz	Vice President and Chief Financial Officer MDU Resources Group, Inc.	827	1,563	8,269	15,628	16,538	31,257
John G. Harp	President and Chief Executive Officer MDU Construction Services Group, Inc.	1,718	3,247	17,175	32,461	34,350	64,922
William E. Schneider	President and Chief Executive Officer Knife River Corporation	1,708	3,228	17,076	32,274	34,152	64,547
Steven L. Bietz	President and Chief Executive Officer WBI Holdings, Inc.	1,336	2,525	13,358	25,247	26,716	50,493

(1)         Mr. Raile received no award due to his retirement on February 16, 2010.